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                                                                    Exhibit 3(i)


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                      INTERNATIONAL TECHNOLOGY CORPORATION

     International Technology Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"),

     DOES HEREBY CERTIFY:

     FIRST, that on April 27, 1998 the Board of Directors of the Corporation (the "Board") duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Company (the "Charter Amendment"), declared the Charter Amendment to be advisable and called for the Charter Amendment to be put before the stockholders of the Company for approval. The resolutions setting forth the Charter Amendment are as follows:

     CHARTER AMENDMENT

     WHEREAS, the Board of Directors of the Corporation (the "Board of Directors") has determined that it is in the best interests of the corporation to amend the Corporation's Certificate of Incorporation (the "Charter") to eliminate the classification of the Board of Directors with respect to directors elected by common stockholders;

     NOW, THEREFORE, BE IT RESOLVED, that an amendment to the Charter (the "Charter Amendment") to delete Article SEVENTH (which provides for the classification of the Board of Directors with respect to directors elected by the common stockholders) and to renumber the remaining Articles of the Charter accordingly be and hereby is approved;

     RESOLVED FURTHER, that the Charter Amendment shall be subject to approval by the holders of not less than two-thirds of the total voting power of all outstanding shares of voting stock of the Corporation, and shall be submitted to stockholders for approval; provided, however, that the Board of Directors may abandon the Charter Amendment at any time, notwithstanding approval of stockholders of such amendment, pursuant to Section 242(c) of the DGCL;

     RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized and directed on behalf of the Corporation and in its name to take any and all acts necessary or advisable to execute, acknowledge, file and record such proposed Charter Amendment with the State of Delaware and any other public authorities as they shall deem necessary or advisable, upon the approval of the Charter Amendment by the Corporation's stockholders in accordance with the provisions of the Charter and applicable law.
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     SECOND, that on June 11, 1998, pursuant to a resolution of the Board and upon notice given in accordance with Section 222 of the DGCL, a special meeting of stockholders of the Company was duly called and held, at which meeting the necessary number of votes as required by statue were given in favor of the Charter Amendment.

     THIRD, that the Charter Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

     FOURTH, that the capital of the Company shall not be reduced under or by reason of the Charter Amendment.

     IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Anthony J. DeLuca, its President and Chief Executive Officer, and James M. Redwine, its Assistant Secretary, this ______ day of June, 1998.

                                 INTERNATIONAL TECHNOLOGY
                                 CORPORATION, a Delaware corporation


                                 BY: /s/ Anthony J. DeLuca
                                    ------------------------------------------
                                         Anthony J. DeLuca,
                                         Chief Executive Officer and President



                                 ATTEST: /s/ James M. Redwine
                                        --------------------------------------
                                          James M. Redwine,
                                          Assistant Secretary